EXHIBIT 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Second Amendment”) to the Employment Agreement (the “Agreement”) dated as of November 12, 2008 by and between Interleukin Genetics, Inc., a Delaware corporation (“Employer”) and Kenneth S. Kornman, an individual (“Employee”), as amended by that certain First Amendment to Employment Agreement dated as of March 31, 2012 by and between Employer and Employee (the “First Amendment”), is made effective as of November 29, 2012. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Agreement.

WHEREAS, Employer and Employee desire to amend the Agreement to extend the Term, modify Employee’s title and duties, and reaffirm Employee’s obligations under the Agreement (including but not limited to the obligations set forth in Section 8 thereunder).

NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Amendment of Section 1 of the Agreement. Section 1 of the Agreement is hereby amended by deleting “November 30, 2012” and inserting “November 30, 2015”.

2.                  Amendment of Section 2(a) of the Agreement.

(a)                Section 2(a) of the Agreement is hereby amended by deleting “set forth on Exhibit A hereto” and inserting “of Chief Executive Officer, Chief Scientific Officer, and President of Employer”.

(b)               Section 2(a) of the Agreement is further hereby amended by deleting the word “office” and inserting the word “offices”.

3.                  Miscellaneous.

(a)                Except as contemplated by this Second Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

(b)               Without limiting the foregoing, in consideration of the mutual covenants contained herein and other good and valuable consideration, and further as an express condition of Employer’s grant of stock options to Employee concomitantly herewith (as memorialized in that certain stock option agreement between Employer and Employee executed concomitantly herewith), Employee expressly restates and reaffirms his obligations to Employer under Section 8 of the Agreement and under the Non-Disclosure and Confidentiality Agreement dated March 31, 2006 between the parties, and acknowledges that such Section 8 and such Non-Disclosure and Confidentiality Agreement shall remain valid and enforceable pursuant to their respective terms.

(c)                The parties hereto expressly acknowledge and agree that this Second Amendment constitutes a proper amendment of the Agreement pursuant to Section 9(g) thereunder.

(d)               This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers effective as of the date first above written.

INTERLEUKIN GENETICS, INC.

By:	/s/ James Weaver
Name:	James Weaver
Title:	Chairman, Board of Directors

EMPLOYEE

By:	/s/ Kenneth S. Kornman
Name:	Kenneth S. Kornman, D.D.S., Ph.D.

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